LORD ABBETT SECURITIES TRUST

Item 77Q1(e):

AMENDMENT TO INVESTMENT ADVISORY CONTRACTS

An Addendum to the Management Agreement for the Lord Abbett Securities Trust - Lord Abbett Value Opportunities Fund is hereby incorporated by reference to the Post- Effective Amendment No. 51 to the Trust's Registration Statement filed on February 28, 2005.